Exhibit (j) under Form N-1A
                                                Exhibit 8 under Item 601/Reg S-K


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 33-3164 on Form N-1A of our report dated May 17, 2005, relating to the financial statements of Federated Fund for U.S. Government Securities for the year ended March 31, 2005, and to the reference made to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 30, 2005